Forum Energy Technologies Announces
Second Quarter 2018 Results

•	Orders of $310 million in 2Q18, up 45% y/y and 19% q/q

•	Revenue of $274 million in 2Q18, up 36% y/y and 10% q/q

•	Diluted EPS of $(0.14) and adjusted EPS of $(0.01) in 2Q18

•	Adjusted EBITDA of $27 million in 2Q18, up 363% y/y and 43% q/q
HOUSTON, TEXAS, July 30, 2018 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2018 revenue of $274 million, an increase of $24 million, or 10%, from the first quarter 2018. Net loss for the quarter was $15 million, or $0.14 per diluted share, compared to net income of $28 million, or $0.25 per diluted share, for the first quarter 2018. Excluding $14 million, or $0.13 per share of special items, the adjusted net loss was $0.01 per diluted share in the second quarter of 2018. This adjusted net loss includes a negative impact of $0.02 per diluted share related to certain unrecognized tax benefits. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Segment Results
Completions segment revenue was $127 million, an increase of $14 million, or 13%, sequentially, due to higher completions activity in North America driving increased customer spending on pressure pumping equipment, coiled tubing and downhole completion products. New inbound orders in the second quarter were $121 million, an increase of $10 million, or 9%, from the first quarter. The Completions segment designs and manufactures products for the well construction, completion, stimulation and intervention markets.
Production & Infrastructure segment revenue was $89 million, a 3% increase from the first quarter 2018, on higher shipments of well site production equipment in the U.S., partially offset by slightly lower sales of valves due to scheduled deliveries in future quarters. New inbound orders in the second quarter were $99 million, a 2% increase sequentially. Orders for valves set a record for the second consecutive quarter. The Production & Infrastructure segment manufactures land well site production equipment, desalination refinery equipment, and a wide range of valves for energy, industrial and mining customers.
Drilling & Subsea segment revenue was $60 million, an increase of $8 million, or 15%, from the first quarter 2018, primarily due to improved subsea revenue and higher sales of drilling consumable products and capital equipment. New inbound orders in the second quarter were $90 million, a 69% increase from the first quarter 2018, led by orders of long anticipated subsea capital equipment and drilling equipment for the Middle East. Drilling & Subsea operations focus primarily on manufactured equipment and consumable products for global drilling and subsea contractors.
Review and Outlook
Prady Iyyanki, Forum’s President and Chief Executive Officer, remarked, "Forum had a solid second quarter with sequential growth in orders, revenue, EBITDA and margins. New orders received by Forum in the second quarter were $310 million, a $49 million increase, or 19% sequentially, resulting in a book to bill ratio of 113%. Revenue in the second quarter was $274 million, up $24 million, or 10%, from the prior quarter. Adjusted EBITDA was $27 million, an increase of 43% over the first quarter. We are also pleased with the sequential improvement of our adjusted EBITDA margins which were up 240 basis points.
"Our financial liquidity remains strong. We ended the quarter with approximately $258 million of total liquidity.
"The global energy macro environment is strengthening, despite the short term Permian basin headwinds. Our balanced portfolio of consumable and capital equipment serving global markets across the well cycle, positions us nicely to achieve continued growth. We have been benefiting from the growth in North America onshore drilling and completions activity and we are now receiving significant international orders as the broader recovery begins to unfold."
Recent Events
Forum was awarded a contract from Submarine Manufacturing and Products, Ltd. to supply a submarine rescue vehicle, plus a work-class remotely operated vehicle, and associated launch and recovery systems.
Forum has begun to receive significant orders in the Middle East, including land drilling rig equipment and offshore coiled line pipe.
Forum received orders in the second quarter of 2018 for over 325,000 horsepower of J-Mac hydraulic fracturing power ends, of which approximately 75% were for fleet maintenance rather than new capacity.
Subsequent to the second quarter, Forum acquired certain assets of ESP Completions Technologies, which consists of a portfolio of early stage technologies that maximize the run life of artificial lift systems, primarily electric submersible pumps.

Conference Call Information
Forum's conference call is scheduled for Tuesday, July 31, 2018 at 9:00 AM CDT. During the call, the Company intends to discuss second quarter 2018 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 2869415. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 2869415.
Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2018	2017	2018
Revenue	$274.0	$201.1	$250.2
Cost of sales	201.3	151.8	182.9
Gross profit	72.7	49.3	67.3
Operating expenses
Selling, general and administrative expenses	71.5	62.0	72.1
Transaction expenses	0.1	0.2	1.3
Goodwill and intangible asset impairment	14.5	68.0	—
Loss (gain) on disposal of assets and other	(1.3)	1.7	(0.4)
Total operating expenses	84.8	131.9	73.0
Earnings (loss) from equity investment	0.4	2.6	(1.0)
Operating loss	(11.7)	(80.0)	(6.7)
Other expense (income)
Interest expense	7.9	6.4	8.1
Foreign exchange losses (gains) and other, net	(5.9)	2.5	3.5
Gain on contribution of subsea rentals business	—	—	(33.5)
Total other (income) expense, net	2.0	8.9	(21.9)
Income (loss) before income taxes	(13.7)	(88.9)	15.2
Income tax expense (benefit) (1)	1.6	(11.0)	(12.9)
Net income (loss) (2)	$(15.3)	$(77.9)	$28.1

Weighted average shares outstanding
Basic	108.7	96.2	108.4
Diluted	108.7	96.2	110.9

Earnings (loss) per share
Basic	$(0.14)	$(0.81)	$0.26
Diluted	$(0.14)	$(0.81)	$0.25

(1) U.S. tax reform significantly changes U.S. corporate income tax laws by, among other things, reducing the U.S. corporate income tax rate to 21% starting in 2018 and creating a territorial tax system with a one-time mandatory tax on previously deferred earnings of non-U.S. subsidiaries. As a result, the Company recorded a provisional charge of $10.1 million during the fourth quarter of 2017. Based on guidance subsequently issued by the U.S. Internal Revenue Service ("IRS"), the Company updated our provisional estimate and recorded a $16.2 million benefit in the first quarter of 2018 to reflect the revised provisional estimate. The impacts related to U.S. tax reform remain provisional in nature and are subject to further adjustment as additional guidance is provided by the U.S. IRS regarding the application of the new U.S. corporate income tax laws.

(2) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2018	2017
Revenue	$524.2	$372.2
Cost of sales	384.2	284.0
Gross profit	140.0	88.2
Operating expenses
Selling, general and administrative expenses	143.6	122.6
Goodwill and intangible asset impairments	14.5	68.0
Transaction expenses	1.4	0.9
Loss (gain) on disposal of assets and other	(1.7)	1.3
Total operating expenses	157.8	192.8
Earnings (loss) from equity investment	(0.6)	4.0
Operating loss	(18.4)	(100.6)
Other expense (income)
Interest expense	15.9	13.0
Foreign exchange losses (gains) and other, net	(2.3)	4.1
Gain on contribution of subsea rentals business	(33.5)	—
Total other (income) expense, net	(19.9)	17.1
Income (loss) before income taxes	1.5	(117.7)
Income tax benefit	(11.2)	(24.1)
Net income (loss)	$12.7	$(93.6)

Weighted average shares outstanding
Basic	108.6	96.0
Diluted	110.8	96.0

Earnings (loss) per share
Basic	$0.12	$(0.98)
Diluted	$0.11	$(0.98)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	June 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$39.1	$115.2
Accounts receivable—trade, net	210.9	202.9
Inventories, net	486.2	443.2
Other current assets	29.3	29.1
Total current assets	765.5	790.4
Property and equipment, net of accumulated depreciation	181.6	197.3
Goodwill and other intangibles, net	1,150.6	1,198.3
Investment in unconsolidated subsidiary	41.2	—
Other long-term assets	18.4	9.2
Total assets	$2,157.3	$2,195.2
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.1	$1.2
Other current liabilities	228.3	215.1
Total current liabilities	229.4	216.3
Long-term debt, net of current portion	465.9	506.8
Other long-term liabilities	44.1	63.1
Total liabilities	739.4	786.2
Total equity	1,417.9	1,409.0
Total liabilities and equity	$2,157.3	$2,195.2

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Six Months Ended June 30,
(in millions of dollars)	2018	2017
Cash flows from operating activities
Net income (loss)	$12.7	$(93.6)
Goodwill and intangible asset impairments	14.5	68.0
Depreciation and amortization	37.3	30.3
Other, primarily working capital	(90.2)	0.1
Net cash provided by (used in) operating activities	(25.7)	4.8

Cash flows from investing activities
Capital expenditures for property and equipment	(14.1)	(13.1)
Proceeds from sale of business, property and equipment	8.8	1.7
Acquisition of businesses, net of cash acquired	—	(8.7)
Investment in unconsolidated subsidiary	—	(1.0)
Net cash used in investing activities	(5.3)	(21.1)

Cash flows from financing activities
Borrowings of debt	50.0	—
Repayments of debt	(91.7)	(1.0)
Repurchases of stock	(2.2)	(4.6)
Proceeds from stock issuance	—	2.0
Net cash used in financing activities	(43.9)	(3.6)

Effect of exchange rate changes on cash	(1.2)	5.9
Net decrease in cash, cash equivalents and restricted cash	$(76.1)	$(14.0)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (4)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2018	June 30, 2017	March 31, 2018	June 30, 2018	June 30, 2017	March 31, 2018
Revenue
Drilling & Subsea	$59.9	$64.0	$52.3	$59.9	$64.0	$52.3
Completions	126.6	54.5	112.5	126.6	54.5	112.5
Production & Infrastructure	88.6	83.1	86.4	88.6	83.1	86.4
Eliminations	(1.1)	(0.5)	(1.0)	(1.1)	(0.5)	(1.0)
Total revenue	$274.0	$201.1	$250.2	$274.0	$201.1	$250.2

Operating income (loss)
Drilling & Subsea (1)	$(5.9)	$(6.4)	$(10.2)	$(4.3)	$(6.0)	$(8.4)
Operating income margin %	(9.8)%	(10.0)%	(19.5)%	(7.2)%	(9.4)%	(16.1)%
Completions (1)	12.6	0.7	8.9	16.0	0.7	12.1
Operating income margin %	10.0%	1.3%	7.9%	12.6%	1.3%	10.8%
Production & Infrastructure	3.7	3.4	4.2	3.9	3.6	4.2
Operating income margin %	4.2%	4.1%	4.9%	4.4%	4.3%	4.9%
Corporate	(8.9)	(7.8)	(8.7)	(8.7)	(7.6)	(8.3)
Total segment operating income (loss)	1.5	(10.1)	(5.8)	6.9	(9.3)	(0.4)
Other items not in segment operating income (2)	(13.2)	(69.9)	(0.9)	1.7	0.2	0.6
Total operating income (loss)	$(11.7)	$(80.0)	$(6.7)	$8.6	$(9.1)	$0.2
Operating income margin %	(4.3)%	(39.8)%	(2.7)%	3.1%	(4.5)%	0.1%

EBITDA (3)
Drilling & Subsea	$(3.9)	$(70.5)	$25.0	$0.8	$0.6	$(3.4)
EBITDA Margin %	(6.5)%	(110.2)%	47.8%	1.3%	0.9%	(6.5)%
Completions	19.1	5.0	20.3	28.7	6.9	23.6
EBITDA Margin %	15.1%	9.2%	18.0%	22.7%	12.7%	21.0%
Production & Infrastructure	5.9	5.7	7.0	6.4	5.9	7.2
EBITDA Margin %	6.7%	6.9%	8.1%	7.2%	7.1%	8.3%
Corporate	(8.3)	(8.0)	(10.4)	(8.6)	(7.5)	(8.3)
Total EBITDA	$12.8	$(67.8)	$41.9	$27.3	$5.9	$19.1
EBITDA Margin %	4.7%	(33.7)%	16.7%	10.0%	2.9%	7.6%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain/(loss) on disposal of assets, and goodwill and intangible assets impairments.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (4)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenue
Drilling & Subsea	$112.3	$125.9	$112.3	$125.9
Completions	239.1	96.9	239.1	96.9
Production & Infrastructure	175.0	150.7	175.0	150.7
Eliminations	(2.2)	(1.3)	(2.2)	(1.3)
Total revenue	$524.2	$372.2	$524.2	$372.2

Operating income (loss)
Drilling & Subsea (1)	$(16.1)	$(14.7)	$(12.8)	$(14.1)
Operating income margin %	(14.3)%	(11.7)%	(11.4)%	(11.2)%
Completions (1)	21.4	(2.8)	28.0	(2.7)
Operating income margin %	9.0%	(2.9)%	11.7%	(2.8)%
Production & Infrastructure	7.9	2.9	8.1	3.3
Operating income margin %	4.5%	1.9%	4.6%	2.2%
Corporate	(17.4)	(15.7)	(16.9)	(15.0)
Total segment operating income (loss)	(4.2)	(30.3)	6.4	(28.5)
Other items not in segment operating income (loss) (2)	(14.2)	(70.3)	2.4	0.3
Total operating income (loss)	$(18.4)	$(100.5)	$8.8	$(28.2)
Operating income margin %	(3.5)%	(27.0)%	1.7%	(7.6)%

EBITDA (3)
Drilling & Subsea	$21.1	$(73.5)	$(2.6)	$(0.5)
EBITDA Margin %	18.8%	(58.4)%	(2.3)%	(0.4)%
Completions	39.4	7.9	52.2	9.9
EBITDA Margin %	16.5%	8.2%	21.8%	10.2%
Production & Infrastructure	12.8	7.5	13.6	7.8
EBITDA Margin %	7.3%	5.0%	7.8%	5.2%
Corporate	(18.6)	(16.3)	(16.8)	(14.7)
Total EBITDA	$54.7	$(74.4)	$46.4	$2.5
EBITDA Margin %	10.4%	(20.0)%	8.9%	0.7%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain (loss) on disposal of assets, and goodwill and intangible asset impairments
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2018	June 30, 2017	March 31, 2018
Orders
Drilling & Subsea	$90.0	$53.5	$53.1
Completions	121.2	67.2	111.1
Production & Infrastructure	98.8	93.4	96.8
Total orders	$310.0	$214.1	$261.0

Revenue
Drilling & Subsea	$59.9	$64.0	$52.3
Completions	126.6	54.5	112.5
Production & Infrastructure	88.6	83.1	86.4
Eliminations	(1.1)	(0.5)	(1.0)
Total revenue	$274.0	$201.1	$250.2

Book to bill ratio (1)
Drilling & Subsea	1.50	0.84	1.02
Completions	0.96	1.23	0.99
Production & Infrastructure	1.12	1.12	1.12
Total book to bill ratio	1.13	1.06	1.04

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	June 30, 2018			June 30, 2017			March 31, 2018
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As reported	$(11.7)	$12.8	$(15.3)	$(80.0)	$(67.8)	$(77.9)	$(6.7)	$41.9	$28.1
% of revenue	(4.3)%	4.7%		(39.8)%	(33.7)%		(2.7)%	16.7%
Restructuring charges and other	1.4	1.4	1.4	2.7	2.7	2.7	2.9	2.9	3.3
Transaction expenses	0.1	0.1	0.1	0.2	0.2	0.2	1.3	1.3	1.3
Inventory and other working capital reserve	3.6	3.6	3.6	—	—	—	2.5	2.5	2.5
Goodwill and intangible asset impairment	14.5	14.5	14.5	68.0	68.0	68.0	—	—	—
Gain on contribution of subsea rentals business	—	—	—	—	—	—	—	(33.5)	(33.5)
Amortization of basis difference for equity method investment (2)	0.7	0.7	0.7	—	—	—	0.2	0.2	0.2
Loss (gain) on foreign exchange, net (3)	—	(5.8)	(5.8)	—	2.8	2.8	—	3.8	3.8
Income tax expense (benefit) of adjustments	—	—	(1.1)	—	—	(5.2)	—	—	3.2
Impact of U.S. tax reform	—	—	0.3	—	—	—	—	—	(16.2)
As adjusted(1)	$8.6	$27.3	$(1.6)	$(9.1)	$5.9	$(9.4)	$0.2	$19.1	$(7.3)
% of revenue	3.1%	10.0%		(4.5)%	2.9%		0.1%	7.6%

Diluted shares outstanding as reported			108.7			96.2			110.9
Diluted shares outstanding as adjusted			108.7			96.2			108.4

Diluted EPS - as reported			$(0.14)			$(0.81)			$0.25
Diluted EPS - as adjusted			$(0.01)			$(0.10)			$(0.07)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items
	Six months ended
	June 30, 2018			June 30, 2017
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(18.4)	$54.7	$12.7	$(100.5)	$(74.4)	$(93.6)
% of revenue	(3.5)%	10.4%		(27.0)%	(20.0)%
Restructuring charges	4.3	4.3	4.6	3.4	3.4	3.4
Transaction expenses	1.4	1.4	1.4	0.9	0.9	0.9
Inventory and other working capital reserve	6.1	6.1	6.1	—	—	—
Goodwill and intangible asset impairment	14.5	14.5	14.5	68.0	68.0	68.0
Gain on contribution of subsea rentals business	—	(33.5)	(33.5)	—	—	—
Amortization of basis difference for equity method investment (2)	0.9	0.9	0.9	—	—	—
Loss (gain) on foreign exchange, net (3)	—	(2.0)	(2.0)	—	4.6	4.6
Income tax expense (benefit) of adjustments	—	—	2.1	—	—	(6.1)
Impact of U.S. tax reform	—	—	(15.9)	—	—	—
As adjusted (1)	$8.8	$46.4	$(9.1)	$(28.2)	$2.5	$(22.8)
% of revenue	1.7%	8.9%		(7.6)%	0.7%

Diluted shares outstanding as reported			$110.8			$96.0
Diluted shares outstanding as adjusted			$108.6			$96.0

Diluted EPS - as reported			$0.11			$(0.98)
Diluted EPS - as adjusted			$(0.08)			$(0.24)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	June 30, 2018	June 30, 2017	March 31, 2018
EBITDA reconciliation (1)
Net income (loss)	$(15.3)	$(77.9)	$28.1
Interest expense	7.9	6.4	8.1
Depreciation and amortization	18.6	14.7	18.6
Income tax benefit	1.6	(11.0)	(12.9)
EBITDA	$12.8	$(67.8)	$41.9

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 4 - Adjusting Items
	Six months ended
(in millions of dollars)	June 30, 2018	June 30, 2017
EBITDA reconciliation (1)
Net loss attributable to common stockholders	$12.7	$(93.6)
Interest expense	15.9	13.0
Depreciation and amortization	37.3	30.3
Income tax benefit	(11.2)	(24.1)
EBITDA	$54.7	$(74.4)

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Six months ended
(in millions of dollars)	June 30, 2018	June 30, 2017
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$(25.7)	$4.8
Capital expenditures for property and equipment	(14.1)	(13.1)
Proceeds from sale of property and equipment	8.8	1.7
Free cash flow, before acquisitions	$(31.0)	$(6.6)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	June 30, 2018		June 30, 2017		March 31, 2018
Revenue:	$	%	$	%	$	%
Drilling Technologies	$46.4	16.9%	$47.2	23.4%	$42.8	17.1%
Subsea Technologies	13.5	4.9%	16.8	8.4%	9.5	3.8%
Drilling & Subsea	59.9	21.8%	64.0	31.8%	52.3	20.9%

Downhole Technologies	26.6	9.7%	17.0	8.5%	24.5	9.8%
Stimulation and Intervention	60.5	22.1%	37.5	18.6%	51.0	20.4%
Coiled Tubing	39.5	14.4%	—	—%	37.0	14.8%
Completions	126.6	46.2%	54.5	27.1%	112.5	45.0%

Production Equipment	35.3	12.9%	32.3	16.1%	31.5	12.6%
Valve Solutions	53.3	19.5%	50.8	25.2%	54.9	21.9%
Production & Infrastructure	88.6	32.4%	83.1	41.3%	86.4	34.5%
Eliminations	(1.1)	(0.4)%	(0.5)	(0.2)%	(1.0)	(0.4)%
Total Revenue	$274.0	100.0%	$201.1	100.0%	$250.2	100.0%